UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Suite 810, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:        (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On July 25, 2018, Northfield Bancorp, Inc. issued a press release announcing its earnings for the quarter ended June 30, 2018.  A copy of the press release is attached as Exhibit 99.1 to this report.

On July 27, 2018, Northfield Bancorp, Inc. issued an updated press release correcting a typographical error related to the deposit composition table in its press release dated July 25, 2018. The table incorrectly labeled Certificates of deposit $250,000 or more and Certificates of deposit under $250,000. A copy of the press release is attached as Exhibit 99.2 to this report.

The press releases attached as exhibits to this Current Report pursuant to this Item 2.02 are being furnished to, and not filed with, the Securities and Exchange Commission.

Item 7.01.      Regulation FD Disclosure.

On July 31, and August 1, 2018, the Company’s management will participate in the Keefe Bruyette & Woods Community Bank Investors Conference in New York, New York.  The presentation to be discussed at the conference will be available beginning July 30, 2018, at 5:00 p.m., Eastern Time, through Northfield Bancorp, Inc.’s Investor Relations website located at www.eNorthfield.com, and will be available until August 30, 2018.

Item 8.01.    Other Events.

The July 25, 2018 press release also announced the declaration of a $0.10 per common share cash dividend payable on August 22, 2018, to stockholders of record as of August 8, 2018.

Item 9.01.    Financial Statements and Exhibits.

(a)     Not Applicable.
(b)     Not Applicable.
(c)    Not Applicable.
(d)     Exhibits.

Exhibit No.    Exhibit

99.1    Press release dated July 25, 2018
99.2    Press release dated July 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: July 30, 2018	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)